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                                                                     EXHIBIT 5.1

                       OPPENHEIMER WOLFF & DONNELLY LLP
                           500 Newport Center Drive
                                   Suite 700
                       Newport Beach, California  92660
                                (949) 719-6000
                             (949) 719-6040 (Fax)

                                 July 10, 1998

CPC of America, Inc.
1133 Fourth Street, Suite 200
Sarasota, Florida 34236

     Re:   Registration Statement on Form S-8
           ----------------------------------

Gentlemen:

     As counsel for CPC of America, Inc., a Nevada corporation (the "Company"), we have examined its Articles of Incorporation, as amended, Bylaws, as amended, and such other corporate records, documents and proceedings, and such questions of law as we have deemed relevant for the purpose of this opinion. We have also, as such counsel, examined the Registration Statement on Form S-8 of the Company as filed with the Securities and Exchange Commission, covering the registration under the Securities Act of 1933, as amended, of a total 7,220,000 shares of $.0005 par value common stock ("Common Stock"), including the exhibits and form of Prospectus (the "Prospectus") pertaining thereto, and any amendments thereto (collectively, the "Registration Statement").

     Upon the basis of such examination, we are of the opinion that:

     1. The Company is a corporation duly authorized and validly existing in good standing under the laws of the State of California, with all requisite power to conduct the business described in the Registration Statement.

     2. The shares of the Company's Common Stock registered pursuant to the Registration Statement have been duly and validly authorized and, subject to the payment therefor pursuant to the terms contemplated in the final Prospectus, such shares of Common Stock will be duly and validly issued as fully paid and non-assessable securities of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     /s/ OPPENHEIMER WOLFF & DONNELLY LLP